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                                                                    EXHIBIT 10.5

                                     FORM OF

                THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE
                THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE
               EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE,
             PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT
              PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL
                SATISFACTORY TO THE COMPANY THAT REGISTRATION IS
               NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT
                           TO RULE 144 UNDER SUCH ACT.


                                     WARRANT


Warrant No.___                                            Void after May 1, 2001


                             INFORMATICA CORPORATION
                       WARRANT TO PURCHASE PREFERRED STOCK


               This Warrant is issued to __________________ by Informatica Corporation, a California corporation (the "Company"), pursuant to the terms of that certain Loan and Warrant Agreement dated as of May 7, 1996 (the "Loan Agreement") in connection with the Company's issuance to the holder of this Warrant of a Note dated as of May 7, 1996 (the "Note"). All provisions of the Loan Agreement applicable hereto are incorporated herein by reference. Unless otherwise indicated herein, defined terms shall have the same meaning for the purpose of this Warrant as set forth in the Loan Agreement.

               1. Purchase of Shares. Subject to the terms and conditions of the Loan Agreement and as hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable shares of Additional Securities (as defined in the Loan Agreement) or Series B Preferred Stock of the Company (the "Series B Preferred Stock") as provided in Section 1.2 of the Loan Agreement, or the number of shares of Common Stock of the Company (the "Common Stock") that would have been issuable upon conversion of the Additional Securities or Series B Preferred Stock, as applicable, if this Warrant is exercised following the Company's initial public offering of its securities pursuant to an effective registration statement (the "IPO") (such Common Stock is referred to herein as, the "Conversion Stock"). The shares of the Additional Securities, Series B Preferred Stock or Conversion Stock issuable pursuant to this Section 1 (collectively, the "Shares") shall also be subject to adjustment pursuant to Section 8 hereof.



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               2. Purchase Price. The purchase price for the Additional
Securities or Common Stock that would have been issuable upon conversion of the Additional Securities shall be the per unit purchase price of the Additional Securities and the purchase price for the Series B Preferred Stock or Common Stock that would have been issuable upon conversion of the Series B Preferred Stock shall be One Dollar ($1.00). Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

               3. Exercise Period. This Warrant shall be and remain exercisable from the date hereof until and including May 1, 2001.

               4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                      (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

                      (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

               5. Net Issue Exercise.

                      (i) In addition to and without limiting the rights of the holder under the terms hereof, the holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of the Company's Additional Securities, Series B Preferred Stock or Conversion Stock, as applicable, computed using the following formula:


                                    X=Y(A-B)
                                      ------
                                        A


Where          X   -    The number of shares of Additional Securities, Series B
                        Preferred Stock or Conversion Stock as applicable, to be issued to holder of this Warrant.

               Y   -    The number of shares of Additional Securities, Series B
                        Preferred Stock or Conversion Stock as applicable, purchasable under this Warrant.



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               A   -    If such exercise is prior to Company's IPO, the fair
                        market value of one share of the Company's
                        Common Stock issuable on conversion of the Additional Securities or Series B Preferred Stock as applicable; and if such exercise occurs following the Company's IPO, the fair market value of one share of the Company's Common Stock.

               B   -    Exercise Price on the date of this calculation.

                      (ii) No payment of any cash or other consideration to the Company shall be required from the holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this Section 5. Such exchange shall be effective upon the later of (i) the date of receipt by the Company of the Warrant surrendered for cancellation or (ii) the date of receipt by the Company of a written request from the holder that the exchange pursuant to this
Section 5 be made or (iii) a later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the holder of cash in the amount of such fraction multiplied by the fair market value of one share of Common Stock issuable upon the conversion of the Additional Securities or Series B Preferred Stock, as applicable, on the date of the exchange.

                      (iii) For the purpose of this Section 5, the "fair market value" of the shares of Additional Securities or Series B Preferred Stock, as applicable, shall be calculated on the basis of (a) if the Common Stock issuable upon the conversion thereof is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the 30-day period ending three (3) days prior to the date of exercise, (b) if the Common Stock issuable upon the conversion thereof is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid of such Common Stock over the 30-day period ending three (3) days prior to the date of exercise, or (c) if there is no active public market for the Common Stock issuable upon the conversion thereof, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

               6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

               7. Valid Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

               8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:



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                      (a) Subdivisions, Combinations and Other Issuances. If the
Company shall at any time prior to the expiration of this Warrant subdivide the Additional Securities or Series B Preferred Stock, as applicable, by split-up or otherwise, or combine or issue additional shares thereof, or issue Common Stock as a dividend with respect to any shares thereof, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                      (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Additional Securities or Series B Preferred Stock, as applicable, (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of the Additional Securities or Series B Preferred Stock, as applicable, as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                      (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Additional Securities, Series B Preferred Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

               9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

               10. No Shareholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise



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preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

               11. Successors and Assigns. The terms and provisions of this Warrant and the Loan Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

               12. Amendments and Waivers. Each time the holder of this Warrant and the Company proposes to amend any term of this Warrant or waive the observance of any term of this Warrant (either generally or in a particular instance and either retroactively or prospectively), the Company shall first provide notice of such proposed amendment or waiver to each holder of warrants issued pursuant to the Loan Agreement (individually a "Warrantholder" and collectively, "Warrantholders"). Within ten (10) calendar days after receipt of such notice, each Warrantholder may elect to accept such amendment or waiver by providing written notice to the Company. Any waiver or amendment so accepted by a Warrantholder shall be binding upon each holder of any Shares purchased under the Warrant of such Warrantholder (including securities into which such Shares have been converted), each future holder of all such Shares and securities and the Company.

       This Warrant is issued effective as of May 7, 1996.


                               INFORMATICA CORPORATION



                               By:     [SIG]
                                   ---------------------------------------------



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                                  SUBSCRIPTION



Informatica Corporation
Attention:  Corporate Secretary


               The undersigned, the holder of the attached Warrant, hereby irrevocably elects to purchase pursuant to the provisions of the attached Warrant, _______ shares of _______________________________ of Informatica
Corporation (or such securities issuable hereunder).
               Payment of the exercise price per share required under such Warrant accompanies this Subscription.
               The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                   WARRANTHOLDER:


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Date:                              By:
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                                   Title
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                                   Address:
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